UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2015

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	001-35083	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 266-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 12, 2015, GSI Group Inc. (the “Company”) held its Annual Meeting of Shareholders. A total of 31,685,595 common shares were present or represented by proxy at the meeting, representing approximately 92 percent of the Company’s common shares outstanding as of the April 7, 2015 record date. The following are the voting results on proposals considered and voted upon at the meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 13, 2015.

Item 1 — Election of directors for a term of office expiring on the date of the annual meeting of shareholders in 2016, until his successor is elected or appointed, or until his earlier death, resignation or removal.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Stephen W. Bershad	29,631,859	156,729	1,897,007
Harry L. Bosco	29,635,207	153,381	1,897,007
Dennis J. Fortino	29,280,043	508,545	1,897,007
Ira J. Lamel	29,683,170	105,418	1,897,007
Dominic A. Romeo	29,684,356	104,232	1,897,007
John A. Roush	29,684,945	103,643	1,897,007
Thomas N. Secor	29,635,629	152,959	1,897,007

Item 2 — Advisory (non-binding) vote to approve the Company’s executive compensation.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
28,230,820	1,484,077	73,691	1,897,007

Item 3 — Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve until the 2016 annual meeting of shareholders.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
31,648,720	7,505	29,370	0

Based on the foregoing votes, each of the seven nominees for director was elected and Items 2 and 3 were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Group Inc.
(Registrant)

Date: May 14, 2015	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer